UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 2, 2007
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	0-17224 (Commission File Number)	66-031262 (IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On August 2, 2007, the Board of Directors of Doral Financial Corporation (the “Company”) amended Article VI, Section 1 of the Company’s Bylaws to allow for the issuance of the Company’s shares in uncertificated form. By being able to issue uncertificated shares, the Company may participate in the Direct Registration System, which is currently administered by The Depository Trust Company, as required by the New York Stock Exchange rules. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The amendment to the Bylaws also provides that each registered stockholder shall be entitled to a stock certificate upon request.
     A copy of Article VI, Section 1 of the Bylaws, as amended, is attached as Exhibit 3.1 to this Current Report on Form 8-K and the foregoing description is qualified in its entirety by reference to Exhibit 3.1. The amendment became effective upon its adoption by the Board of Directors on August 2, 2007.
Item 8.01 Other Events.
     On August 2, 2007, the Company issued a press release announcing that the 1-for-20 reverse split of its common stock previously approved by the Company’s shareholders on July 17, 2007 will become effective as of 5:00 p.m. Eastern Time on August 17, 2007.
     A copy of the press release referred to above is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     3.1 Bylaws of Doral Financial Corporation, as amended.
     3.2 Amendment to Article VI, Section 1 of the Bylaws of Doral Financial Corporation.
     99.1 Press release dated August 2, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: August 3, 2007	By:	/s/ Marangal I. Domingo
	Name:	Marangal I. Domingo
	Title:	Chief Financial Officer